UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2016

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 682-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2016, U.S. Silica Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Morgan Stanley & Co. LLC, as underwriters (the “Underwriters”), in connection with the offering of 8,695,700 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), sold by the Company (the “Offering”) at a public offering price of $20.00 per share. The Company granted the Underwriters a 30-day option to purchase up to 1,304,300 additional shares of Common Stock on the same terms, and the Underwriters exercised the option in full on March 17, 2016.

The Underwriting Agreement contains customary representations, warranties, covenants and conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities that could be incurred by them in connection with the Offering.

The Offering is being made pursuant to (i) an effective Registration Statement on Form S-3 (File No. 333-210238) filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2016, including a related base prospectus dated March 16, 2016 and (ii) a related prospectus supplement dated March 16, 2016 and filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. The closing of the sale of the shares contemplated by the Underwriting Agreement is expected to occur on March 22, 2016.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated March 16, 2016, among U.S. Silica Holdings, Inc., Barclays Capital Inc. and Morgan Stanley & Co. LLC, as underwriters.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2016

U.S. SILICA HOLDINGS, INC.

/s/ Christine C. Marshall
By:	Christine C. Marshall
Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 16, 2016, among U.S. Silica Holdings, Inc., Barclays Capital Inc. and Morgan Stanley & Co. LLC, as underwriters.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).